Exhibit 99.1

Eastside Distilling Reports Fourth Quarter 2023 Financial Results

Company to Host Conference Call at 8:30 am ET Tuesday, April 2, 2024

PORTLAND, Oregon, April 1, 2024 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisanal products around premium spirits, digital can printing, co-packing and mobile filling, reported fourth quarter and year end financial results for the period ended December 31, 2023.

Fourth Quarter 2023 Highlights:

●	Craft digitally printed a record 14.1 million cans in 2023

●	Company expecting record can printing in the first quarter of 2024 of over 4.7 million cans; an 88% increase year over year

●	Spirits operating losses improved by 74% and expects continued improvement in the first quarter of 2024

“The Company finished the year with substantially improved results in both businesses, most notably in our Spirits business,” said Geoffrey Gwin, Eastside’s CEO. “In addition, we are excited to report we expect record digital can printing results in the first quarter—we are off to a great start.”

Financial Results

Gross sales for the three months ending December 31, 2023 decreased to $2.1 million from $2.4 million for the three months ending December 31, 2022, as both mobile canning and spirits sales were down, offset by an increase in digital can printing. Year over year results are not directly compatible given the large sales of bulk spirits in 2022.

Gross profit for both the three months ending December 31, 2023 and 2022 was flat at $(0.1) million. Gross margin was (6)% for both the three months ending December 31, 2023 and 2022. Spirits margins increased as the Company has focused on profitable segments.

Operating costs for the three months ending December 31, 2023 decreased to $1.4 million from $1.8 million for the three months ending December 31, 2022 primarily due to decreased headcount, professional fees and sponsorship costs. The Company has undertaken a broad restructuring in spirits which has lowered sales and realigned investment to focus on the most profitable spirits brands and regions.

Net loss for the three months ending December 31, 2023 decreased to $2.1 million from $9.7 million, which included $0.4 million and $7.5 million resulting from an impairment loss during the three months ending December 31, 2023 and 2022, respectively. The Company reported adjusted EBITDA of $(1.3) million and $(1.6) million for the three months ending December 31, 2023 and 2022, respectively. (See description of adjusted EBITDA in “Use of Non-GAAP Measures” below.)

During the year ending December 31, 2023, the Company sold 304,305 shares of common stock in at-the-market public placements, with the proceeds used primarily to fund the operations of its digital can printing business.

Reverse Stock Split

The Company effected a 1-for-20 reverse common stock split on May 12, 2023. All share quantities and per share information in this earnings release have been adjusted to give effect to this reverse stock split.

The Company will give further updates on its earnings conference call.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The final table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Fourth Quarter 2023 Conference Call Details

Date and Time: Tuesday, April 2, 2024 at 8:30 am ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, replay access code #3217484. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for highest quality and taste. Eastside’s Craft Canning + Printing subsidiary is one of the Northwest’s leading independent mobile canning, co-packing and digital can printing businesses.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the audited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-K for the period ended December 31, 2023, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2023 and 2022

Dollars in thousands, except share and per share

	2023	2022
Assets
Current assets:
Cash	$403	$723
Trade receivables, net	559	836
Inventories	3,212	4,442
Prepaid expenses and other current assets	363	619
Total current assets	4,537	6,620
Property and equipment, net	4,768	5,741
Right-of-use assets	2,602	2,988
Intangible assets, net	5,005	5,758
Other assets, net	568	369
Total Assets	$17,480	$21,476

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,076	$1,728
Accrued liabilities	575	1,509
Deferred revenue	88	18
Current portion of secured credit facilities, net of debt issuance costs	-	3,442
Current portion of note payable, related party	92	4,598
Current portion of notes payable	486	-
Current portion of lease liabilities	888	991
Other current liability, related party	-	725
Total current liabilities	4,205	13,011
Lease liabilities, net of current portion	1,824	2,140
Secured credit facilities, related party	2,700	-
Secured credit facilities, net of debt issuance costs	342	-
Note payable, related party	-	92
Notes payable, net of current portion	7,556	7,749
Total liabilities	16,627	22,992

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 6,000,000 shares and 1,750,000 shares authorized as of December 31, 2023 and 2022, respectively; 1,705,987 and 809,963 shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 Series B shares issued and outstanding as of both December 31, 2023 and 2022	-	-
Preferred stock, $0.0001 par value; 240,000 shares authorized; 200,000 Series C shares issued and outstanding as of December 31, 2023 and 0 shares issued and outstanding as of December 31, 2022	-	-
Additional paid-in capital	83,559	73,505
Accumulated deficit	(82,706)	(75,021)
Total stockholders’ equity (deficit)	853	(1,516)
Total Liabilities and Stockholders’ Equity (Deficit)	$17,480	$21,476

Eastside Distilling, Inc. and Subsidiaries

For the Three Months and Years Ended December 31, 2023 and 2022

(Dollars and shares in thousands, except per share amounts)

Consolidated Statements of Operations:

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022

Sales	$2,081	$2,360	$10,798	$14,327
Less customer programs and excise taxes	79	51	299	444
Net sales	2,002	2,309	10,499	13,883
Cost of sales	2,120	2,457	9,438	11,442
Gross profit	(118)	(148)	1,061	2,441
Operating expenses:
Sales and marketing expenses	338	547	1,599	2,625
General and administrative expenses	1,256	1,291	4,646	6,407
(Gain) loss on disposal of property and equipment	(196)	(43)	(364)	58
Total operating expenses	1,398	1,795	5,881	9,090
Loss from operations	(1,516)	(1,943)	(4,820)	(6,649)
Other income (expense), net
Interest expense	(246)	(240)	(1,108)	(2,216)
Impairment loss	(364)	(7,453)	(364)	(7,453)
Loss on debt to equity conversion	-	-	(1,321)	-
Other income	(12)	(73)	78	52
Total other income (expense), net	(622)	(7,766)	(2,715)	(9,617)
Loss before income taxes	(2,138)	(9,709)	(7,535)	(16,266)
Provision for income taxes	-	-	-	-
Net loss	(2,138)	(9,709)	(7, 535)	(16,266)
Preferred stock dividends	(37)	(37)	(150)	(150)
Net loss attributable to common shareholders	$(2,175)	$(9,746)	$(7,685)	$(16,416)

Basic net loss per common share	$(1.39)	$(12.42)	$(7.04)	$(21.40)
Basic weighted average common shares outstanding	1,570	785	1,091	767

Eastside Distilling, Inc. and Subsidiaries

For the Three Months and Years Ended December 31, 2023 and 2022

(Dollars in thousands)

Segments:

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Craft C+P
Sales	$1,180	$1,245	$6,817	$5,626
Net sales	1,154	1,245	6,712	5,526
Cost of sales	1,451	1,532	6,829	6,341
Gross profit	(297)	(287)	(117)	(815)
Total operating expenses	624	468	2,637	3,494
Net loss	$(937)	$(763)	$(2,749)	$(4,249)
Gross margin	-26%	-23%	-2%	-15%

Spirits
Sales	$901	$1,115	$3,981	$8,701
Net sales	848	1,064	3,787	8,357
Cost of sales	669	925	2,609	5,101
Gross profit	179	139	1,178	3,256
Total operating expenses	293	569	1,476	2,532
Impairment loss	364	7,453	364	7,453
Net loss	$(474)	$(7,960)	$(601)	$(6,781)
Gross margin	21%	13%	31%	39%

Corporate
Total operating expenses	$481	$758	$1,768	$3,064
Loss on debt to equity conversion	-	-	1,321	-
Net loss	$(727)	$(986)	$(4,185)	$(5,236)

Adjusted EBITDA Reconciliation:

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net loss	$(2,138)	$(9,709)	$(7,535)	$(16,266)
Add:
Interest expense	246	240	1,108	2,216
Depreciation and amortization	234	416	1,356	1,520
EBITDA	(1,658)	(9,053)	(5,071)	(12,530)
(Gain) loss on disposal of property and equipment	(196)	(43)	(364)	58
Loss on debt to equity conversion	-	-	1,321	-
Impairment loss	364	7,453	364	7,453
Stock compensation	148	17	246	663
Adjusted EBITDA	$(1,342)	$(1,626)	$(3,504)	$(4,356)

INVESTOR RELATIONS CONTACT: ir@eastsidedistilling.com

This information is being distributed to you by: Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D, Portland, Oregon 97211